                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                           Rental Service Corporation
                                       to
                           Pandion Acquisition Corp.
                          a wholly owned subsidiary of
                         Atlas Copco North America Inc.

                   (Not to be used for Signature Guarantees)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, JULY 27, 1999, UNLESS THE OFFER IS EXTENDED.

    This form, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 (together with the associated preferred share purchase rights, the "Shares"), of Rental Service Corporation, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile or mail to the Depositary. See Section 3 of the Offer to Purchase, dated June 29,
1999 (the "Offer to Purchase").

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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

          BY MAIL:                 BY OVERNIGHT COURIER:                BY HAND:
  Reorganization Department      Reorganization Department      Reorganization Department
        P.O. Box 3301               85 Challenger Road          120 Broadway, 13th Floor
 South Hackensack, NJ 07606          Mail Stop--Reorg              New York, NY 10271
                                 Ridgefield Park, NJ 07660

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
     FACSIMILE TRANSMISSION:        FOR CONFIRMATION BY TELEPHONE:
(for Eligible Institutions Only)            (201) 296-4860
         (201) 296-4293

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Pandion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Atlas Copco North America Inc., a Delaware Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 29, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
Number of Shares Tendered:                     SIGN HERE
Certificate No(s) (if available):              Name(s) of Record Holder(s):

                                                              (Please Print)
/ / Check if securities will be tendered by
    book-entry transfer                        Address(es):
Name of Tendering Institution:
                                                                                  (Zip Code)

Account No.:                                   Area Code and Telephone No(s):

                                               Signature(s):
Dated: , 1999

                                   GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                   (Zip Code)

Area Code and Telephone Number: ________________________________________________

Dated: _______, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.